Exhibit 10.65

Rochester HI&S

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made effective as of this 14th day of November, 2008, by and between APPLE EIGHT HOSPITALITY OWNERSHIPS, INC., a Virginia corporation (“Apple Eight”), APPLE NINE HOSPITALITY OWNERSHIP, INC., a Virginia corporation (“Apple Nine”).

RECITALS

A. Viking Fund Rochester (MN), LLC (“Seller”) and Apple Eight entered into that certain purchase contract dated as of January 25, 2008, as amended by First Amendment to Purchase Contract dated as of February 19, 2008 and amended by Second Amendment to Purchase Contract dated as of May 1, 2008 (collectively, the “Contract”) whereby Seller agreed to sell, and Apple Eight agreed to purchase, certain real property located in Rochester, Minnesota, and more particularly described in the Contract.

B. Apple Eight desires to assign its rights and obligations in and under the Contract to Apple Nine.

C. Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Contract.

WITNESSETH

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Apple Eight hereby assigns and conveys to Apple Nine all of its rights, title and interests in, to and under the Contract.

2. Assumption. The Assignee hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract.

3. Earnest Money Deposit. Apple Nine shall reimburse Apple Eight the amount of the Earnest Money Deposit together with all interest accrued thereon as of the date hereof.

4. Indemnification. Apple Nine hereby agrees to defend, indemnify and hold harmless Apple Eight from and against any and all claims, losses or damages that may arise out of Apple Nine’s default under or breach of the Contract.

5. Counterparts. This Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Agreement, the signature pages taken from the separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts. All executed counterparts of this Agreement shall be deemed to be originals, but all of such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

APPLE EIGHT:

APPLE EIGHT HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ David P. Buckley
Name:	David P. Buckley
Title:	Vice-President

APPLE NINE:

APPLE NINE HOSPITALITY OWNERSHIP, INC., a Virginia corporation

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President